Exhibit 5.1

June 30, 2016

Stellar Biotechnologies, Inc.
332 East Scott Street

Port Hueneme, California

USA, 93041

Ladies and Gentlemen:

We have acted as Canadian legal counsel for Stellar Biotechnologies, Inc., a corporation organized under the laws of British Columbia (the “Company”), in connection with the sale by the Company of up to 1,687,500 shares (collectively, the “Shares”) of the Company’s common shares, no par value per share (the “Common Shares”) pursuant to the Registration Statement on Form S-3, Registration No. 333-203595, filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective on May 8, 2015 (the “Registration Statement”). The prospectus included within the Registration Statement is hereinafter referred to as the “Base Prospectus.” The prospectus supplement dated June 30, 2016, in the form filed with the Commission under Rule 424(b) promulgated under the Securities Act of 1933, as amended, is hereinafter referred to as the “Prospectus Supplement.” The Shares are to be sold to certain institutional investors pursuant to a Securities Purchase Agreement dated June 30, 2016 (the “Purchase Agreement”).

As counsel to the Company in connection with the proposed potential issuance and sale of the above-referenced Shares, we have examined: (i) the Company’s Notice of Articles and the Company’s Articles, each as amended to date; (ii) certain resolutions of the Board of Directors and a Pricing Committee of the Board of Directors of the Company relating to the sale of the Securities; (iii) the Purchase Agreement and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that any certificates representing the Shares conform to the Specimen Common Share Certificate filed as Exhibit 4.2 to the Registration Statement. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms and conditions of the Purchase Agreement, will be validly issued, fully paid and non assessable.

It is understood that this opinion is to be used only in connection with the offer, sale and issuance of the Shares while the Registration Statement is in effect.

We are qualified to practice law in the Provinces of British Columbia, Alberta, Ontario and Quebec and we do not purport to be experts on the law of any other jurisdiction other than the Provinces of British Columbia, Alberta, Ontario and Quebec and the federal laws of Canada applicable therein. We do not express any opinion herein concerning any law other than the laws of the Provinces of British Columbia, Alberta, Ontario and Quebec and the federal laws of Canada applicable therein. We express no opinion and make no representation with respect to the law of any other jurisdiction. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby expressly consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated June 30, 2016, which is incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ McMillan LLP

Vancouver, British Columbia